CUSIP NO. 171779309
EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the Schedule 13G with respect to the Common Stock, $0.01 par value, of Ciena Corporation, dated as of September 23, 2011, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: September 23, 2011	SOROS FUND MANAGEMENT LLC
	By:	/s/ Jodye Anzalotta
Jodye Anzalotta
Assistant General Counsel

Date: September 23, 2011	GEORGE SOROS
	By:	/s/ Jodye Anzalotta
Jodye Anzalotta
Attorney-in-Fact

Date: September 23, 2011	ROBERT SOROS
	By:	/s/ Jodye Anzalotta
Jodye Anzalotta
Attorney-in-Fact

Date: September 23, 2011	JONATHAN SOROS
	By:	/s/ Jodye Anzalotta
Jodye Anzalotta
Attorney-in-Fact

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